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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-4 (No. 333-105950) of TriMas Corporation of our report dated March 27, 2003, except as to Note 17, for which the date is June 5, 2003, relating to the financial statements and financial statement schedule of TriMas Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Historical Financial Data," and "Selected Historical Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Detroit, Michigan
June 27, 2003